SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule14a-12

                            AMES NATIONAL CORPORATION
                (Name of Registrant as Specified In Its Charter)
     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
     0-11.
     (1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
     (5) Total fee paid:

         -----------------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials.
[ ]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:

         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------
     (3) Filing Party:

         -----------------------------------------------------------------------
     (4) Date Filed:

         -----------------------------------------------------------------------

                                 May 24, 2005


Dear Shareholder:

The Board of Directors of Ames National Corporation (the "Company") has called a Special Meeting of Shareholders to consider and vote upon proposed amendments to the Restated Articles of Incorporation of the Company (the "Restated Articles"). The first amendment would increase the number of shares of the Company's authorized common stock and reduce the par value of the stock. The primary purpose for increasing the Company's authorized common stock is to accommodate a three-for-one stock split that has been approved by the Board of Directors, subject to shareholder approval of the proposed amendment to the Restated Articles. The second amendment would adopt certain provisions relating to the limitation of liability of directors for monetary damages and indemnification of directors and officers. The proposed amendments are the only matters that will be considered or discussed at the meeting. We are anxious to answer any questions you may have at the meeting.

Enclosed is a Notice of Special Meeting of Shareholders which states that the meeting will be held on Wednesday, June 15, 2005, at 4:00 p.m., local time, in the Multi-Purpose Room at First National Bank, 405 Fifth Street, Ames, Iowa. Additional information concerning the proposed amendments to the Restated Articles is included in the Proxy Statement enclosed herewith.

A proxy card for the meeting is included together with a postage-paid return envelope so that you may be represented at the meeting. Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the meeting, the Board of Directors encourages you to mark, sign, date and return your proxy card as soon as possible in the enclosed envelope. Returning the proxy card will not prevent you from voting in person at the meeting, but will assure that your vote is counted if you are unable to attend.

We hope that you can be with us for this brief, but important meeting on June 15, 2005.

Sincerely,

/s/ Daniel L. Krieger
----------------------
Daniel L. Krieger
Chairman and President

                            AMES NATIONAL CORPORATION
                                405 Fifth Street
                                Ames, Iowa 50010


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                  June 15, 2005

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Ames National Corporation, an Iowa corporation (the "Company"), will be held on Wednesday, June 15, 2005, at 4:00 o'clock p.m., local time, in the Multi-Purpose Room at First National Bank, 405 Fifth Street, Ames, Iowa, and at any adjournment or postponement thereof (the "Meeting"), for the following purposes:

1. To consider and vote on a proposal to amend the Restated Articles of Incorporation to increase the Company's authorized capital stock from 6,000,000 to 18,000,000 shares of common stock and reduce the par value of the common stock from $5.00 per share to $2.00 per share for the purpose of accommodating a proposed three-for-one stock split approved by the Board of Directors.

2. To consider and vote on a proposal to amend the Restated Articles of Incorporation to adopt certain provisions relating to limitation of
     liability  of  directors  for  monetary  damages  and   indemnification  of
     directors and officers as authorized by recent amendments to the Iowa Business Corporation Act.

The Board of Directors has fixed the close of business on May 20, 2005 as the record date for the determination of those shareholders entitled to notice of and to vote at the Meeting. Accordingly, only shareholders of record at the close of business on that date will be entitled to vote at the Meeting.

TO INSURE YOUR REPRESENTATION AT THE MEETING, THE BOARD OF DIRECTORS REQUESTS THAT YOU MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED AND, IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES IN PERSON, YOU MAY REVOKE YOUR PROXY AND DO SO.

                                              By Order of the Board of Directors



                                              /s/ John P. Nelson
                                              ----------------------------------
                                              John P. Nelson
May 24, 2005                                  Vice President and Secretary
Ames, Iowa

                            AMES NATIONAL CORPORATION
                                405 Fifth Street
                                Ames, Iowa 50010


               PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS

                           To Be Held on June 15, 2005


This  Proxy  Statement  is  furnished  to  the  shareholders  of  Ames  National
Corporation, an Iowa corporation, (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at a Special Meeting of Shareholders to be held on Wednesday, June 15, 2005, at 4:00 o'clock p.m., local time, in the Multi-Purpose Room at First National Bank, 405 Fifth Street, Ames, Iowa, and at any adjournment or postponement thereof (the "Meeting"). The Meeting is being held for the sole purpose of considering and voting upon proposed amendments to the Restated Articles of Incorporation (the "Restated Articles") that would: (i) increase the authorized capital stock of the Company from 6,000,000 to 18,000,000 shares of common stock and to reduce the par value of the common stock from $5.00 per share to $2.00 per share; and (ii) adopt certain provisions relating to the limitation of liability of directors for monetary damages and indemnification of directors and officers. This Proxy Statement and proxy cared enclosed herewith are first being sent to the shareholders of the Company entitled thereto on or about May 24, 2005.

Only shareholders of record at the close of business on May 20, 2005 are entitled to notice of and to vote at the Meeting. There were 3,137,066 shares of the Company's common stock outstanding at the close of business on that date, all of which will be entitled to vote at the Meeting. The presence, in person or by proxy, of the holders of a majority of such outstanding shares is necessary to constitute a quorum for the transaction of business at the Meeting. Holders of shares of common stock are entitled to one vote per share standing in their names on the record date on each proposal to be considered at the Meeting. There are no rights of appraisal or similar rights of dissenters applicable to either proposal to be considered at the Meeting. If the holder of shares abstains from voting on either proposal, or if shares are held by a broker which has indicated that it does not have discretionary authority to vote on either proposal, those shares will be considered to be present for the purpose of determining whether a quorum is present, but will not be counted as votes cast with respect to either proposal to be considered at the Meeting and will not affect the outcome of either proposal. The Board has appointed an inspector of elections who will be responsible for tabulating the votes by proxy, counting the votes cast in person at the Meeting and announcing the results of voting.

If the accompanying proxy card is properly signed and returned and is not revoked, the shares represented thereby will be voted in accordance with the instructions indicated thereon. If the manner of voting such shares is not indicated on the proxy card, the shares will be voted FOR approval of both of the proposed amendments to the Restated Articles. Approval of the proposed amendments will require the affirmative vote of a majority of those shares voting on each proposal at the Meeting in person or by proxy.

The Company will bear the cost of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by officers, directors and regular employees of the Company, without extra compensation, by telephone, e-mail, facsimile or personal contact. It will greatly assist the Company in limiting expense in connection with the Meeting if any shareholder who does not expect to attend the Meeting in person will return a signed proxy card promptly.

A shareholder may revoke his or her proxy at any time prior to the exercise thereof by filing with the Secretary of the Company at the Company's principal office at P.O. Box 846, 405 Fifth Street, Ames, Iowa 50010, Attn: Secretary, either a written revocation of the proxy or a duly executed proxy card bearing a later date. A shareholder may also revoke the proxy by attending the Meeting and voting in person. Attendance at the Meeting without voting in person will not serve as the revocation of a proxy.

                         AMENDMENTS TO RESTATED ARTICLES

Proposal One - Increase in Authorized Common Stock and Reduction in Par Value

The Board monitors the trading price of the Company's common stock and believes that it is important to maintain a relatively affordable trading price to promote the common stock as an attractive investment opportunity. Based on information provided to and gathered by the Company on an informal basis, the Company believes that the common stock traded on the NASDAQ SmallCap Market at a low of $82.71 per share and a high of $98.00 per share during the first quarter of 2005. These trading prices are on the high end of the range at which the common stock has traded over the last several years. The Board believes that the common stock will be a more attractive investment opportunity if investors can purchase the common stock at a more moderate price. Consequently, the Board has approved a three-for-one stock split under which each holder of common stock as of the record date would receive two additional shares of common stock for each one share of common stock owned on the record date. In addition to increasing the number of shares owned by each shareholder by a factor of three, the stock split would have the effect of reducing the trading price of the common stock by approximately by two-thirds. The Board believes the resulting reduction in trading price will place the trading price in a range that is more attractive to investors, particularly individual investors.

The Restated Articles currently provide for authorized capital stock of 6,000,000 shares of common stock of which 3,137,066 shares were outstanding as of April 30, 2005, leaving 2,862,934 shares that are authorized for issuance but not currently outstanding. To effectuate the proposed three-for-one stock split, a total of 6,274,132 additional shares would need to be issued, thus exceeding the number of authorized and unissued shares currently available under the Restated Articles. Consequently, the Board has adopted an amendment to the Restated Articles that would also increase the authorized capital stock of the Company by a factor of three (going from 6,000,000 to 18,000,000 shares of common stock). Increasing the authorized common stock to 18,000,000 shares will provide sufficient additional shares of common stock to effectuate the proposed stock split, while at the same time enabling the Company to maintain the same ratio of outstanding common stock to authorized common stock as is currently the case under the Restated Articles. Upon completion of the stock split, the Company would have 9,411,198 shares of common stock outstanding, leaving 8,588,802 shares available for future issuance. The Board believes that it is important to maintain a sufficient supply of authorized common stock to provide the ability to, among other things, issue common stock as part of any acquisition that the Company may undertake in the future and for other corporate purposes. Except for the proposed stock split, however, the Company has no present commitments, agreements or intent to issue additional shares of common stock other than in connection with the employee stock purchase plan sponsored by the Company.

The proposed amendment to the Restated Articles also reduces the par value of the common stock from $5.00 per share to $2.00 per share. The reduction in par value will have the effect of minimizing the additional amount that the Company will need to transfer to the capital account on its balance sheet to account for the par value of the additional shares of common stock to be issued in the connection with the stock split. If the par value of the common stock were maintained at $5.00 per share, the capital account maintained by the Company would also need to be increased by a factor of three in connection with the stock split. An increase of this magnitude would require the Company to transfer amounts out of its retained earnings account and thereby reduce the amount that would otherwise potentially be available for distribution to shareholders through discretionary dividends declared by the Board. Consequently, the Board believes that it is appropriate to reduce the par value of the common stock in order to minimize the amount that will need to be transferred to the capital account to reflect the additional shares issued in the stock split.

Currently, the Company's capital account is credited with an amount equal to $5.00 for each share of common stock that is issued and outstanding. With 3,137,066 shares of common stock issued and outstanding (and an additional 16,164 shares of common stock that are issued but not outstanding and held as "treasury shares"), the Company maintained a capital account of $15,766,150 on its balance sheet as of April 30, 2005. If the amendment to the Restated Articles is approved and the par value of the common stock is reduced to $2.00 per share, the capital account would be credited with an amount equal to $2.00 for each share of common stock issued and outstanding. In connection with the stock split, an additional 6,274,132 shares of common stock would be issued, resulting in total issued and outstanding common stock of 9,411,198 shares and a capital account of $18,822,396 based on $2.00 par value per share (the 16,164 shares held as treasury stock having been cancelled by action of the Board prior to the date of this Proxy Statement). Amounts necessary to increase the capital account will be provided by a transfer from the additional paid-in capital account.

The additional 12,000,000 shares that would be authorized as part of the amendment would be part of the existing class of common stock and would have the same rights and privileges as the shares of common stock presently authorized, issued and outstanding. The common stock is listed for trading on the NASDAQ SmallCap Market and the Company will apply for listing of the additional shares to be issued in connection with the stock split, provided this amendment to the restated Articles is approved by the shareholders. The record date and effective date for the proposed stock split will be established after the Meeting once it is determined whether the shareholders have approved the proposed amendment to increase the authorized common stock. Once those dates are established, they will be publicly announced in accordance with applicable rules of the NASDAQ SmallCap Market.

If the proposed amendment is adopted by the shareholders, each shareholder of record as of the record date would be entitled to receive a certificate representing two additional shares of common stock, par value $2.00 per share, for each share of common stock owned of record by such shareholder on the record date. In addition, certificates representing currently outstanding shares of common stock, $5.00 par value per share, would be deemed to represent the same number of shares of common stock having a par value of $2.00 per share. Consequently, certificates representing currently outstanding shares of common stock should be retained by each shareholder and should not be returned to the Company or its transfer agent. It will not be necessary to submit outstanding certificates for exchange.

The proposed amendment would permit the issuance of additional shares of common stock up to the new 18,000,000 share maximum without further action or authorization by the shareholders (except as may be required in a specific case by law or under rules of the NASDAQ SmallCap Market). The Board believes it is prudent for the Company to have this flexibility. Holders of the common stock of the Company are not entitled to preemptive rights or cumulative voting.
Accordingly, the issuance of additional shares of common stock might dilute, under certain circumstances, the ownership and voting rights of shareholders. The proposed increase in the number of shares of common stock the Company is authorized to issue is not intended to inhibit a change in control of the Company. The availability for issuance of additional shares of common stock could, however, discourage, or make more difficult, efforts to obtain control of the Company. For example, the issuance of shares of common stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company. The Company is not aware of any pending or threatened efforts to acquire control of the Company.

The Company has been advised by counsel that the proposed stock split would result in no gain or loss or realization of taxable income to owners of common stock under existing United Stated federal income tax laws. The cost basis for tax purposes of each new share and each original share of common stock would be equal to one-third of the cost basis for tax purposes of the original share immediately prior the stock split. In addition, the holding period for the additional shares issued pursuant to the stock split would be deemed to be the same as the holding period for the original share of common stock owned by a shareholder.

Article IV of the Restated Articles providing for the current authorized capital stock of the Company provides as follows:

o The aggregate number of shares of stock which the corporation is authorized to issue is Six Million (6,000,000) shares of common stock with each share having a par value of Five Dollars ($5.00). The common stock shall have unlimited voting rights and shall be entitled to the net assets of the corporation upon dissolution.

     The proposed amendment to Article IV of the Restated Articles as adopted by the Board would provide as follows:

o The aggregate number of shares of stock which the corporation is authorized to issue is Eighteen Million (18,000,000) shares of common stock with each share having a par value of Two Dollars ($2.00). The common stock shall have unlimited voting rights and shall be entitled to the net assets of the corporation upon dissolution.

     If the proposed amendment is not approved by the shareholders, the current version of Article IV of the Restated Articles, which authorizes the issuance of 6,000,000 shares of common stock, will continue in effect in the three-for-one stock split will not be implemented.

The Board has unanimously adopted the proposed amendment and recommends that you vote FOR this proposal to increase the authorized common stock of the Company and to reduce the par value of the stock.

Proposal Two - Limitation of Liability of Directors and Indemnification of Directors and Officers

In April of 2001, the shareholders of the Company adopted the current Restated Articles. Included in the Restated Articles is Article VI that limits the personal liability of directors for monetary damages under certain circumstances. The limitation of personal liability of directors for monetary damages was authorized by the provisions of the Iowa Business Corporation Act (the "Iowa Act") as adopted in 1987. These provisions of the Iowa Act were primarily designed to encourage qualified individuals to serve as directors of Iowa corporations. The current Restated Articles do not contain a provision authorizing the Company to provide indemnification to directors or officers for acts or omissions in their official capacities. Rather, the power to provide indemnification to directors and officers currently contained in the Company's bylaws.

Effective January 1, 2003, the Iowa Act was amended to update the provisions that authorize the limitation of liability of directors for monetary damages (Iowa Code Section 490.202(d)) and the indemnification of directors (Iowa Code
Section 490.202(e)) (collectively, the "2003 Amendments"). The 2003 Amendments correspond with the Model Business Corporation Act (the "Model Act"). The 2003 Amendments were designed, among other things, to give Iowa corporations, such as the Company, the same ability to attract and retain qualified individuals to serve as directors and officers as corporations incorporated in other states that have also adopted the Model Act provisions.

In order to implement the 2003 Amendments for the benefit of the Company, the Board has adopted, subject to shareholder approval, amendments to the Restated
Articles: (i) to replace existing Article VI dealing with the limitation on personal liability of directors for monetary damages with a new Article VI reflecting the updated provisions of the Iowa Act; and (ii) to add a new Article VIII authorizing the Company to provide indemnification to directors and officers for acts or omissions in their official capacity.

The existing version of Article VI reads as follows:

A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for a breach of the director's duty of loyalty to the corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for a transaction from which the director derives an improper personal benefit; or (iv) under Section 490.833 of the Iowa Business Corporation Act. If the Iowa Business Corporation Act is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation of personal liability provided herein, shall be eliminated or limited to the extent of such amendment, automatically and without further action, to the maximum extent provided by law. Any repeal or modification of this Article by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation on the personal liability or any other right or protection of a director of the corporation with respect to any state of facts existing at or prior to the time of such repeal or modification.

The amended version of Article VI as adopted by the Board would read as follows:

A director of the corporation shall not be liable to the corporation or its shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for any of the following: (i) the amount of a financial benefit received by a director to which the director is not entitled; (ii) an intentional infliction of harm on the corporation or the shareholders; (iii) a violation of section 490.833 of the Iowa Business Corporation Act; or (iv) an intentional violation of criminal law. If the Iowa Business Corporation Act is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be eliminated or limited to the extent of such amendment, automatically and without any further action, to the fullest extent permitted by law. Any repeal or modification of this Article by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation on the personal liability or any other right or protection of a director of the corporation with respect to any state of facts existing at or prior to the time of such repeal or modification.

New Article VIII as adopted by the Board would read as follows:

The corporation shall indemnify a director or officer of the corporation for liability (as such term is defined in section 490.850(5) of the Iowa Business Corporation Act) for any action taken, or any failure to take any action, as a director or officer, except liability for any of the following: (i) receipt of a financial benefit received by a director or officer to which the director or officer is not entitled; (ii) an intentional infliction of harm on the corporation or the shareholders; (iii) a violation of section 490.833 of the Iowa Business Corporation Act; or (iv) an intentional violation of criminal law. Without limiting the foregoing, the corporation shall exercise all of its permissive powers as often as necessary to indemnify and advance expenses to its directors and officers to the fullest extent permitted by law. If the Iowa
Business Corporation Act is hereafter amended to authorize broader indemnification, then the indemnification obligations of the corporation shall be deemed amended automatically and without any further action to require indemnification and advancement of funds to pay for or reimburse expenses of its directors and officers to the fullest extent permitted by law. Any repeal or modification of this Article by the shareholders of the corporation shall be prospective only and shall not adversely affect any indemnification obligations of the corporation with respect to any state of facts existing at or prior to the time of such repeal or modification.

The purpose of the proposed amendments to the Restated Articles is to give effect to the 2003 Amendments to the Iowa Act relating to the protection of directors from monetary liability and indemnification of directors and officers.

The basic purpose of existing Article VI, which was first adopted by the shareholders of the Company in 2001, will not be changed by the proposed amendment to Article VI. That basic purpose is to implement the provisions of the Iowa Act that authorize limiting the liability of directors for monetary damages to the Company and its shareholders so that the Company can attract high quality individuals willing to serve as directors to manage the business and affairs of the Company. The effect of the proposed amendment to Article VI is to clarify the conditions under which the limitations on liability will, or will not, apply. By using more specific language, the amendment clarifies the situations in which directors are shielded from personal liability and the situations in which they are not. For example, the standards utilized in the existing version of Article VI are described by using terms such as "breach of the director's duty of loyalty" and "good faith." These terms are vague and uncertain and are not defined in the Iowa Act. The standards described in the proposed amendment to Article VI conform to the 2003 Amendments and are intended to be more clear and precise. The amendment provides that the directors will remain liable for receiving for financial benefits to which they are not entitled, for intentional infliction of harm on the Company or its shareholders, for unlawful distributions made in violation of the Iowa Act and for intentional violation of criminal law.

The effect of the proposed amendment to add new Article VIII to the Restated Articles will be to empower the Company to provide indemnification to directors and officers for any action taken, or any failure to take any action, as a director or officer, except for those situations in which indemnification is not authorized by the Iowa Act. The exceptions to the Company's power to provide indemnification are the same exceptions as those contained in the proposed amendment to Article VI under which a director will not be shielded from personal liability for monetary damages for acts or omissions as a director. Currently, the power of the Company to provide indemnification to directors and officers is contained in the Company's bylaws. Under the relevant bylaw provisions, the Company must determine that a director or officer acted in "good faith" and in a "manner the director or officer reasonably believed to be in the best interest" of the Company as a condition of providing indemnification. Neither of these standards is defined under the Iowa Act and, consequently, they can be difficult to apply under a particular set of facts. Under new Article VIII, a Company would have the power to indemnify directors and officers without regard to making these determinations, provided that the act or omission did not fall into one of the exceptions under which indemnification is not authorized by the Iowa Act.

Although the proposed amendment to Article VI defining the limitation on director liability for monetary damages and new Article VIII authorizing indemnification of directors and officers are both more favorable to the directors and officers of the Company, the Company believes that both amendments are appropriate so that it can attract and retrain individuals of the highest quality, independence and ability to serve on the Board and as its officers, and to take advantage of the greater protections for directors and officers now provided by the Iowa Act.

The Board has unanimously adopted the proposed amendments concerning director liability and indemnification of directors and officers and recommends that you vote FOR this proposal.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                            CERTAIN BENEFICIAL OWNERS

Directors and Executive Officers

The following table sets forth the shares of common stock beneficially owned as of April 30, 2005 by each director of the Company, by each executive officer of the Company (or the Company's subsidiary banks) for whom disclosure of compensation is required in the Company's proxy statement for the annual meeting of shareholders and by all directors and executive officers as a group.

                                     Shares Beneficially       Percent of Total
Name                                     Owned (1)(2)         Shares Outstanding
--------------------------------------------------------------------------------

Betty A. Baudler Horras ...........         5,800                    *
Robert L. Cramer(3) ...............         5,030                    *
Douglas C. Gustafson, DVM (4) .....        13,205                    *
Leo E. Herrick (5) ................         6,786                    *
Charles D. Jons, M.D (6) ..........         6,190                    *
Daniel L. Krieger (7) .............       104,858                  3.34%
James R. Larson II ................         4,955                    *
Warren R. Madden(8) ...............           560                    *
Thomas H. Pohlman(9) ..............         2,450                    *
Jeffrey K. Putzier (9) ............         2,088                    *
Frederick C. Samuelson(10) ........         4,080                    *
Marvin J. Walter (11) .............         9,052                    *
Terrill L. Wycoff (12) ............        37,746                   1.20%

Directors and Executive
Officers (17) as a Group (13) .....       258,959                   8.40%

-----------------------------------

Notes:

*    Indicates less than 1% ownership of outstanding shares.

(1) Shares "beneficially owned" include shares owned by or for, among others, the spouse and/or minor children of the named individual and any other relative who has the same home as such individual, as well as other shares with respect to which the named individual has sole investment or voting power or shares investment or voting power. Beneficial ownership may be disclaimed as to certain of the shares.

(2) Except as otherwise indicated in the following notes, each named individual owns his or her shares directly and has sole investment and voting power with respect to such shares.

(3) Includes 825 shares held in an individual retirement account for the benefit of his spouse over which he has shared investment and voting power.

(4) Includes 2,500 shares held in his spouse's name over which he has shared investment and voting power.

(5) Includes 1,865 shares held in an individual retirement account for the benefit of his spouse over which he has shared investment and voting power.

(6) Consists of shares held in the name of Charles D. Jons and Carolyn L. Jons, Trustees (and their successors) of the Charles and Carolyn Jons Trust u/t/a dtd 7-8-97 over which he has shared investment and voting power.

(7) Includes 40,500 shares held in the name of the Daniel L. Krieger 2000 Revocable Trust dated March 21, 2000, Daniel L. Krieger and Sharon J. Krieger Trustees; 15,500 shares held in the name of the Sharon J. Krieger 2000 Revocable Trust dated March 21, 2000, Daniel L. Krieger and Sharon J. Krieger Trustees over which he has shared investment and voting power and 48,858 shares held by the Ames National Corporation 401(k) Profit Sharing Plan with respect to which Mr. Krieger exercises shared investment and voting power in his capacity as trust officer of First National Bank which serves as trustee of that plan.

(8) Consists of 280 shares held in the name of the Warren R. Madden Revocable Trust dated December 10, 1996, Warren R. Madden and Beverly S. Madden, Trustees and 200 shares held in the name of the Beverly S. Madden Revocable Trust dated December 10, 1996, Warren R. Madden and Beverly S. Madden, Trustees, over which he has shared investment and voting power.

(9) Consists of shares held jointly with his spouse over which he has shared investment and voting power.

(10) Includes 1,150 shares held in an individual retirement account for the benefit of his spouse over which he has shared investment and voting power.

(11) Consists of 5,123 shares held in the name of the Marvin J. Walter Revocable Trust dated January 12. 2005, Marvin J. Walter and Janice G. Walter, Trustees; 80 shares held in the name of the Janice G. Walter Revocable Trust dated January 12, 2005, Marvin J. Walter and Janice G. Walter, Trustees over which he has shared investment and voting power; and 3,849 shares held in the name of the W&G 401(k) Plan for the benefit of Marvin J. Walter, who serves as trustee and has sole investment and voting power for those shares.

(12) Includes 13,532 shares held in his spouse's name over which he has shared investment and voting power.

(13) Includes, in addition to shares owned by the directors and named executive officers, a total of 6,018 shares owned by four other executive officers of the Company or the subsidiary banks for whom disclosure of individual share ownership is not required. An additional 50,141 shares owned by the Josephine F. Tope Charitable Remainder Unitrust are also included in this total, as one of the executive officers exercises shared investment and voting power in his capacity as trust officer of State Bank & Trust Co. which serves as trustee of the trust.

Other Beneficial Owners

The following table sets forth certain information on each person who is known to the Company to be the beneficial owner as of April 30, 2005 of more than five percent of the common stock.

                                       Shares Beneficially     Percent of Total
  Name and Address                           Owned            Shares Outstanding
--------------------------------------------------------------------------------

George B. Coover (1) ................        210,216                6.70%
2533 Coral Brooke Drive
Sierra Vista, AZ 85650

Charlotte H. Stafford (2) ...........        165,718                5.28%
9701 Meyer Forest Drive, Apt. 23302
Houston, TX 77096-4324

Robert W. Stafford (3) ..............        328,266               10.46%
P.O. Box 846
Ames, Iowa 50010

------------------------------------

Notes:

(1) Consists of 158,216 shares held in the name of George B. Coover in his capacity as trustee of the Coover Family Trust - Trust A u/t/a 4/22/75 and 52,000 shares held in the name of Mr. Coover in his capacity as trustee of the Coover Family Trust - Trust B u/t/a 4/22/75. Mr. Coover is the brother-in-law of Robert W. Stafford.

(2) Consists of 11,380 shares held in the name of Charlotte H. Stafford in her individual capacity, 48,000 shares held in the name of the Richard C. Stafford Family Trust U/W of Richard C. Stafford, Robert W. Stafford and Charlotte H. Stafford as Co-Trustees and 106,338 shares held in the name of the Charlotte H. Stafford Trust U/W of Richard C. Stafford, Robert W. Stafford and Charlotte H. Stafford as Co-Trustees. Ms. Stafford holds shared investment and voting power with respect to the shares owned by the two trusts. Ms. Stafford is the sister-in-law of Robert W. Stafford. Beneficial ownership of the shares owned by the two trusts has also been reported under the holdings of Robert W. Stafford, although Mr. Stafford disclaims any pecuniary interest in such shares.

(3) Includes 79,446 shares held in his spouse's name, 48,000 shares held in the name of the Richard C. Stafford Family Trust U/W of Richard C. Stafford, Robert W. Stafford and Charlotte H. Stafford, Co-Trustees and 106,338 shares held in the name of the Charlotte H. Stafford Trust U/W of Richard
     C. Stafford, Robert W. Stafford and Charlotte H. Stafford, Co-Trustees. Richard C. Stafford is Robert W. Stafford's deceased brother and Robert W. Stafford is the brother-in-law of Charlotte H. Stafford. Mr. Stafford has shared investment and voting power with respect to the foregoing shares, but disclaims any pecuniary interest in the shares held in the two trusts.

                            PROPOSALS BY SHAREHOLDERS

In order for any proposals of shareholders pursuant to the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended, to be presented as an item of business at the annual meeting of shareholders to be held in 2006, the proposal must be received at the Company's principal executive offices no later than November 16, 2005. Such proposals will need to comply with the regulations of the Securities and Exchange Commission regarding the inclusion of shareholder proposals in the Company's proxy materials. Any shareholder proposal submitted outside the procedures prescribed in Rule 14a-8 shall be considered untimely under the Company's bylaws unless received at the Company's principal executive offices no later than November 16, 2005 and unless such proposal contains the information required by the bylaws. Proposals should be submitted to the Company at its principal executive offices at P.O. Box 846, 405 Fifth Street, Ames, Iowa 50010, Attention: Secretary. A copy of the bylaws may be obtained by contacting John P. Nelson, Vice President and Secretary, at the Company's principal executive offices or by accessing the Company's website at www.amesnational.com.

                                  OTHER MATTERS

No other matters will be presented for consideration at the Meeting apart from those stated in the Notice of Special Meeting which is part of this Proxy Statement. The persons named in the proxy will have the power to vote for the adjournment of the Meeting from time to time.

To reduce expenses, the Company, in some cases, is delivering only one copy of this Proxy Statement to certain shareholders who share an address, unless otherwise requested by one or more of the shareholders at a particular address. A separate proxy card for each shareholder is included in the voting materials. A shareholder who has received only one set of voting materials may request separate copies of the voting materials at no additional cost by contacting the Company at (515) 232-6251 or by writing to Ames National Corporation, P.O. Box 846, 405 Fifth Street, Ames, Iowa 50010, Attn: John P. Nelson, Vice President and Secretary. A shareholder may also contact the Company at the above number or address in the event a shareholder desires to receive separate voting materials for future annual meetings or if shareholders who share an address desire to receive a single copy of voting materials in lieu of the multiple copies they are now receiving.

LOGO

               This Proxy is Solicited on Behalf of the Board of
                    Directors of the Company For the Special
                 Meeting of Shareholders to be Held on June 15,
                                     2005.

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Ames National Corporation, an Iowa corporation (the "Company"), will be held on Wednesday, June 15, 2005, at 4:00 o'clock p.m., local time, in the Multi-Purpose Room at First National Bank, 405 Fifth Street, Ames, Iowa, and any adjournment or postponement thereof (the "Meeting"), for the sole purpose of considering and voting upon proposed amendments to the Restated Articles of Incorporation of the Company that would: (i) increase the authorized capital stock of the Company from 6,000,000 to 18,000,000 shares of common stock and reduce the par value of the stock from $5.00 to $2.00 per share; and (ii) adopt certain provisions relating to the limitation of liability of directors for monetary damages and indemnification of directors and officers.

Please mark, sign, date and return this Proxy promptly using the enclosed envelope. If you are able to attend the Meeting and wish to vote your shares in person, you may withdraw your proxy and do so.

The undersigned hereby constitutes and appoints Marvin J. Walter, Douglas C. Gustafson and Charles D. Jons or any one or more of them, the proxies and attorneys of the undersigned, each with full power of substitution (the action of a majority of them or their substitutes present and acting to be in any event controlling), for and in the name, place and stead of the undersigned to attend the Meeting and to vote as directed below all shares of common stock of the Company held of record by the undersigned on May 20, 2005, with all powers the undersigned would possess if personally present at such meeting.

The Board of Directors unanimously recommends a vote "FOR" approval of both proposals to amend the Restated Articles of Incorporation.

1. Proposal to amend the Restated Articles of Incorporation to increase the Company's authorized capital stock from 6,000,000 to 18,000,000 shares of common stock and to reduce the par value of the stock from $5.00 to $2.00 per share.

                  [ ]    FOR      [ ]  AGAINST    [ ]  ABSTAIN

2. Proposal to amend the Restated Articles of Incorporation to adopt certain provisions relating to limitation of liability of directors for monetary damages and indemnification of directors and officers.

                   [ ]    FOR      [ ]  AGAINST    [ ]  ABSTAIN

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is given, this Proxy will be voted FOR approval of both amendments.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement.

       Please Vote, Sign,
       Date and Return      __________________________________ Date _________


                            __________________________________ Date _________
                              Signature(s) of Shareholder(s)

(Please sign exactly as your name(s) appears on this Proxy. When signing as an attorney, executor, administrator, trustee, guardian or another representative capacity, please give your full title as such. Proxies by a corporation should be signed in its name by an authorized officer. Proxies by a partnership should be signed in its name by an authorized person. If more than one name appears, all persons so designated should sign.)

                  [ ]      I plan to attend the Special Meeting.
                           Spouse or guest attending _________________________


                  [ ]      I am unable to attend the Special Meeting.